MEDICAL DIRECTOR AGREEMENT
                   --------------------------

THIS MEDICAL DIRECTOR AGREEMENT ("Agreement") made as of October 25, 2000

Between South Georgia Nephrology, P.C., a Georgia professional corporation with offices in Valdosta Georgia, hereinafter referred to as the "P.C."

And              DCA of Homerville, LLC

                 A limited liability company with offices at c/o Dialysis Corporation of America
                 27 Miller Street
                 Lemoyne, PA 17043

                 hereinafter referred to as the "Company."

The P.C. and the Company may hereafter be referred to individually as a "Party" and collectively as the "Parties."

                            WITNESSETH:

WHEREAS, the Company intends to develop, own and operate a renal dialysis facility to be located within the vicinity of Homerville, State of Georgia, with such specific location as the Parties may select ("Facility");

WHEREAS, the P.C. is a limited liability company owned by Andrew Queler, M.D.

WHEREAS, the P.C. retains duly licensed physician(s) under the laws of the State of Georgia, specializing in the treatment of kidney disease and experienced in the medical administration of a renal dialysis facility;

WHEREAS, the Company through the operation of the Facility seeks to operate a free standing dialysis center to provide all levels of outpatient dialysis care, including but not limited to chronic maintenance dialysis, home treat-ment through hemodialysis or peritoneal dialysis, either continuous and insulatory peritoneal dialysis or continuous cycling peritoneal dialysis, chronic dialysis, and inpatient dialysis services and related services to hospitals, nursing homes, healthcare facilities, and similar institutions, as well as ancillary services to End Stage Renal Disease ("ESRD") patients ("Dialysis Treatments"); to provide to persons having ESRD and other forms of renal failure the care they need; to encourage proper distribution and effec-tive utilization of ESRD treatment while maintaining or improving the quality of care; and to promote the efficient delivery of ESRD care;

WHEREAS, the Company desires to contract with the P.C. to provide certain services as defined herein and the P.C. desires to render such services to the Company; and

WHEREAS, the Parties desire to enter into this Agreement in order to provide a full statement of their respective responsibilities as they exist in connection with the provision of services during the term of this Agreement;

NOW THEREFORE, in consideration of the mutual covenants and promises contained in and intending to be legally bound by this Agreement the Parties agree as follows:


1.  CONTRACT FOR SERVICES
    ---------------------

     The Company hereby contracts with the P.C. to assist in the Facility's Dialysis Treatments and provide services at the Facility as required by 42 CFR 405.2100 et seq., or any successor regulations, including those services as provided in Section 3 of this Agreement. P.C. represents, warrants and agrees that there will be available to the Facility during its operations, the services of a qualified, licensed Medical Director as per Section 2. P.C., subject to the terms of this Agreement and, in particular, Section 8 hereof, shall be responsible for planning, organizing, conducting and directing the professional ESRD services at the Facility. All services to be provided by the P.C. in this Agreement are hereinafter sometimes collectively referred to as "Services." The P.C. hereby agrees to provide such Services under and subject to the terms and conditions as provided in this Agreement.


2.  MEDICAL STAFF AND COVERAGE
    --------------------------

     2.1  Physicians.  The Services of the P.C. shall be coordinated by Dr.
          ----------
Andrew Queler, who is hereby appointed by the Company to serve as the Medical Director of the Facility throughout the term of this Agreement, unless the P.C. shall designate some other qualified physician to assume the duties of Medical Director. Any candidate recommended or designated by the P.C. to serve as Medical Director will be subject to the approval of Company which approval will not be unreasonably withheld. The Medical Director may hereinafter also be referred to as the "Physician."

     2.2  Coverage.  The P.C. or the Medical Director need not devote full-
          --------
time to the Dialysis Treatments or the provision of Services but shall devote sufficient time as necessary to fulfill its and his or her responsibilities as required in this Agreement. The P.C. shall provide for Physician coverage for all hours of Facility's operation and 24-hour emergency on-call coverage.

     The Company acknowledges that P.C. and Medical Director are engaged in the practice of medicine in the Valdosta and Homerville, Georgia areas. Services deemed non-competitive include and are limited to treatment of patients other than for Dialysis Treatments and other than acute dialysis treatments, which the Facility may perform.

     2.3  Medical Director.
          ----------------

          2.3.1 License and Certification.  Each Medical Director (i)
                -------------------------
represents to and shall be licensed to practice medicine and to dispense narcotics and other pharmaceuticals in accordance with the laws of the State of Georgia; (ii) represents to and shall be Board certified in internal medicine or in nephrology; (iii) represents to and shall have at least 12 months of experience or training in the care of patients at ESRD facilities;
(iv) represents to and shall have experience in medical administration of a renal dialysis facility; and (v) represents that he or she is not subject to any pending or threatened litigation or professional discipline relating to his or her medical practice or licensure for the prescribing and/or dispensing of narcotics and pharmaceuticals, for the last five years has not been subject to any such litigation or professional discipline except as disclosed in
Exhibit 2.3.1, nor has any knowledge of facts or circumstances
-------------
that could give use to any such litigation or professional discipline other than as disclosed in Exhibit 2.3.1.
                     -------------

          2.3.2  Medical Staff Appointment.  Each Medical Director shall apply
                 -------------------------
for, be awarded and maintain appointment in good standing on the medical staff of the Facility in accordance with Facility's policies as well as applicable Facility and medical staff bylaws, rules and regulations.

          2.3.3  Program Eligibility.  Each Medical Director shall be and
                 -------------------
remain eligible to participate in the Medicare program and the state medical assistance program.

          2.3.4  Agreement to be Bound.  The P.C. and the Medical Director
                 ---------------------
represent and warrant that they shall use their best efforts and skills in fulfilling their responsibilities and duties as provided in this Agreement. The P.C. shall not utilize any Physician to provide Services under this Agreement unless such Physician has been appointed Medical Director as provided in Section 2.1, and has executed a document, legally obligating such Physician individually to abide by the terms and conditions of this Agreement in form as provided in Exhibit 2.3.4 or as otherwise reasonably requested by
                       -------------
Company.

          2.3.5  No Conflict.  The P.C. and each Medical Director represent
                 -----------
and warrant that it, he and/or she has no affiliation, contract, agreement or other arrangement with any other person or entity that would prohibit the P.C. or Physician from performing under this Agreement or otherwise conflict with the terms and provisions of this Agreement. The P.C. and each Medical Director hereby indemnify and hold the Company, the Facility and their respective shareholders, officers, directors, successors and assigns (collectively "Representatives") harmless from any and all claims, suits, obligations restrictions, liabilities and other causes of action (collectively "Claims") which may arise from a breach of this representation as set forth in this
Section 2.3.5, which indemnification includes but is not limited to any and all costs and fees incurred by the Company, Facility and/or Representatives in defending any such Claims as indemnified herein, including reasonably counsel fees.


3.  SERVICES
    --------

The Services of the P.C. and Medical Director shall include:

     3.1 Being in charge of and responsible for all medical aspects of the Facility's operation to provide high quality medical treatment, providing the proper coordination and functioning of all medical services, and being responsible for adequate supervision of dialysis treatments in accordance with federal regulation and/or any and all other applicable state and/or local regulations now in existence or hereafter passed applicable to the operation of the Facility;

     3.2 Consulting with and advising the executive management of the Facility on matters including, but not limited to, the hiring and firing of medical, para-medical and technical personnel employed by the Facility and the type of equipment and supplies to be used in the Facility for patient care;

     3.3 Assuring adequate monitoring of the patient and the dialysis process (minimum in-center rounds once per week), including for self-dialysis patients, assuring periodic assessment of patient performance of dialysis tasks;

     3.4 Assuring the development and availability of a patient care policy and procedures manual and its implementation; at a minimum, the manual shall describe the types of dialysis used in the Facility and the procedures followed in performance of such dialysis; hepatitis prevention and procedures for handling an individual with hepatitis; and a disaster preparedness plan (e.g., patient emergency, fire, flood);

     3.5 Assuring that patient teaching materials are available for the use of all trainees during training and at times other than during the dialysis procedure when self-dialysis training or home dialysis training is offered;

     3.6 Supervising in the development and implementation of a system of patient care evaluation (quality assurance) including peer review and audit;

     3.7 Aiding in the recruitment of qualified doctors and nurses to be associated with and/or employed by and as required by the executive manage-ment of the Facility;

     3.8  Clinical oversight of the nursing, technical and medical staff;

     3.9 Establishing and supervising a training program in dialysis techniques for medical, nursing and technical employees of the Facility;

     3.10 Serving as the chairman of the Medical Review Board of the Facility;

     3.11 Consulting with other medical and governmental agencies and facilities needed to further the interests, operating and progress of the Facility;

     3.12 Supervising the maintenance of all appropriate medical records relating to medical services rendered at the Facility;

     3.13 Developing and supervising a preventative maintenance training program for staff personnel pertaining to the maintenance of all equipment;

     3.14 Using its, his and her best efforts to be available and present at the Facility during times of inspection by regulatory agencies;

     3.15 Acting as spokesperson and coordinator for the Facility during any Certificate of Need process in connection with the establishment and approval processes for the Facility and any future expansion thereof and assisting the Facility in obtaining all necessary approvals and consents for additional dialysis stations;

     3.16 Establishing review and monitoring of water quality for dialysis;

     3.17 Instituting and supervising a dialyzer re-use program in compliance with recognized medical standards;

     3.18 Evaluating laboratory procedures and services;

     3.19 Establishing, maintaining and monitoring infection control policies;

     3.20 Assuring and warranting that the Medical Director, any Assistant Medical Director(s) and Physician(s) have the proper credentials and maintain the necessary licenses and/or approvals to participate in all federal, state and local kidney disease programs governing the operation and/or reimbursement for the Facility in which the Facility participates.


4.  COMPENSATION
    ------------

     4.1  Amount of Compensation.  For the P.C.'s services as provided in this
          ----------------------
Agreement, which are and include the services of the Medical Director, the Company will pay the P.C. and the P.C. accepts as full and sufficient compensation the amounts set forth in Exhibit 4.1 ("Compensation"), incorpo-rated herein by reference.

     4.2  Payment.  The Company shall pay Compensation under this Agreement
          -------
to P.C. on the last day of each month in each Agreement Year (incremental periods of 12 months starting from the Commencement Date), allowing for ten business days check processing time, an amount equal to one twelfth (1/12th) of the Compensation required to be paid to P.C. pursuant to this Article 4 in such Agreement Year, by check drawn to the order of P.C. and mailed to the address specified for P.C. set forth on Exhibit 12.8 attached hereto,
                                            ------------
or such other address as designated in writing.

     4.3  Additional Compensation.  In addition, for the P.C.'s services as
          -----------------------
provided in this Agreement, which are and include the services of the Medical Director, the Company will provide Andrew Queler M.D. with the option to purchase up to 10% ownership in the Facility. This option will be exercisable one year after the opening of the Facility, and valid for as long as Dr. Queler remains an owner of P.C.

     4.4  Physician's Fees.  It is agreed and understood that P.C., the Medical
          ----------------
Director and all other Physicians involved in patient care at the Facility shall do their own billing of fees for Physician's services to the appropriate party, which services and fees shall not be billed to or be the responsibility of the Company or the Facility.

     4.4  Economical Services.  The P.C. and Medical Director represent and
          -------------------
warrant that the Services shall be performed in an economical and professional manner, and that each of them shall use their best efforts to maintain the costs of Dialysis Treatments at reasonable and efficient levels subject to the exercise of good medical judgment. This representation and warranty is a material inducement to the Company in entering into this Agreement.


5.  INSURANCE
    ---------

     5.1  Required Coverage.  The P.C. shall maintain for itself and shall
          -----------------
require any Physician who provides Services pursuant to this Agreement to maintain basic limits professional malpractice liability insurance during the term of this Agreement and thereafter covering all Services provided pursuant to this Agreement in amounts not less than $1,000,000 per occurrence and $3,000,000 per annual aggregate. The P.C.'s and Medical Director's obligations under this Section 5.1 shall survive for three (3) years following termination of this Agreement. Upon failure of P.C. or any Physician to obtain such professional malpractice liability insurance, in addition to being a breach of the Agreement, the Company shall have the option, not the obligation, to obtain the same for the P.C. and any such Physician(s), to pay the premiums and charge the same together with any administrative and service fees and charges to the P.C. and/or Physician and P.C. and/or Physician shall immediately pay such sum to the Company.

     5.2  Certificate of Insurance.  The P.C. and/or Physician shall provide
          ------------------------
to the Company prior to commencing or continuing Services hereunder certifi-cates of insurance evidencing the professional malpractice liability insurance coverage required in Section 5.1 as well as a certificate of insurance evidencing the P.C.'s workmen's compensation coverage and to notify the Company immediately of any modifications or cancellation or termination of such insurance coverage.

     5.3  Company Insurance.  The Company shall provide and maintain liability
          -----------------
insurance for itself and its employees who perform services at or in connec-tion with the Facility.

     5.4  Indemnification.  Each Party (including any Physician providing
          ---------------
Services) shall hold harmless and indemnify the other and their Representa-tives, and any person or entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, it, including their officers, directors and shareholders, hereinafter "Affiliates," from and against any and all Claims, expenses and attorney's fees resulting from or attributable to any and all acts and omissions of such Indemnifying Party.


6.  RULES AND REGULATIONS
    ---------------------

     6.1  Laws, Rules and Regulations.  The P.C. and each Physician shall at
          ---------------------------
all times render Services in compliance with all applicable federal, state and local laws, rules and regulations and in compliance in all material respects with the Facility's bylaws, rules and regulations.

     6.2  Requirements and Standards.  The P.C. and all Physicians shall
          --------------------------
maintain such standards and meet such requirements as will, at all times, continue certification of the Facility as an ESRD dialysis facility under the federal Medicare program and continuance of any license or operating certificate of the Facility.


7.  RESTRICTIVE COVENANT
    --------------------

     7.1  General and Definitions
          -----------------------

          7.1.1  Purpose.  The Parties acknowledge that the Dialysis Treatments
                 -------
and Services are of a special and unique character and that the P.C. and each Physician has and will receive substantial economic benefit and valuable business information as a result of association with the Company and the Facility; that the Company will incur expense in the development and promotion of the Facility; and that if the P.C. or a Physician is permitted to engage in Restricted Activity during the Restricted Period (as hereinafter defined) the Company will suffer substantial economic injury.

          7.1.2  Restricted Activity.  As used in this Agreement "Restricted
                 -------------------
Activity" shall mean participation or involvement, direct or indirect, either as principal, agent, proprietor, shareholder, P.C., creditor, subcontractor, administrator, physician, medical director, officer, employee, consultant or otherwise, in any entity, trade or business (other than for the Company) providing Dialysis Treatments and/or Services within the "Restricted Area" as defined in Section 7.1.4; and "Restricted Activity" also includes the restriction and prohibition of advising, assisting, consulting with, leasing or selling real property to, provide financing for or aid in the establishment or operation of any competing business or Restricted Activity in the Restricted Area during the Restricted Period; provided however such Restricted Activity shall not include: (i) a Physician's direct patient care services to ESRD, other dialysis patients or any other patients as otherwise provided for in Section 2.2 of this Agreement; (ii) the ownership of less than five percent (5%) of the issued and outstanding stock of a public company; or (iii) those activities listed on Exhibit 7.1.2.
                                                         -------------

          7.1.3  Services.  The terms "Dialysis Treatments" and "Services"
                 --------
shall be as defined in this Agreement and inclusive of those acute and chronic dialysis patients requiring hospitalization and other patients of an institu-tion or hospital who may require dialysis treatment if the Facility or the Company has an affiliation agreement to provide such inpatient dialysis services with such local institution or hospital, including but not limited to staff assisted hemodialysis, continuous ambulatory peritoneal dialysis and home training staff assisted dialysis treatments, exclusive of those facilities listed on Exhibit 7.1.3.
          -------------

          7.1.4  Restricted Area.  As used in this Agreement, "Restricted Area"
                 ---------------
shall mean any location within the Georgia Counties of Brooks, Lowndes, Cook, Berrien, and Clinch.

          7.1.5  Restricted Period.  As used in this Agreement "Restricted
                 -----------------
Period" shall mean the Term of this Agreement and two (2) years thereafter, provided however, in the event of any violation of this Article 7 the Re-stricted Period shall be extended by a period of time equal to that period beginning when the violation commenced and ending when the violation terminated; provided further that if this Agreement is terminated pursuant to
Section 11.3 and the cause was not due to the P.C. or Medical Director, then the Restrictive Period shall mean the Term of this Agreement and nothing more.

     7.2  Competition.  During the Restricted Period the P.C. and/or any
          -----------
Physician shall not engage in any Restricted Activity.

     7.3  Employees and Contractors.  During the Restricted Period, P.C. or any
          -------------------------
Physician shall not induce, solicit or attempt to influence, any employee, contractor, reimbursement sources, providers, suppliers, insurors and other third-party payors of the Company or the Facility to terminate a relationship with the Company or the Facility or to enter into any employment or other business relationship or affiliation or Restricted Activity with any other person, firm, or corporation, including the P.C. or any Physician.

     7.4  Scope of Covenants.  It is expressly understood and agreed that the
          ------------------
scope of the various covenants in this Article 7 are reasonable both in time and area and are fair and necessary to protect the legitimate interests of Company and the Facility against the material adverse effects which would result from the violation of any of these covenants.

     7.5  Divisibility of Covenants.  The covenants of this Article 7 shall be
          -------------------------
regarded as divisible and shall be given the greatest operative effect possible. If any part of them is declared invalid or unenforceable in any respect, the validity and enforceability of the remainder shall not be affected. If the Restricted Activity, Restricted Area and/or Restricted Period, as provided herein, should be adjudged unreasonable in any judicial proceeding, then the Restricted Activity,

Restricted Area and/or Restricted Period shall be reduced as is deemed necessary to allow this Article 7 to be enforced.

     7.6  Remedies.  It is understood that in the event of any violation of
          --------
the covenants of this Article 7, the Company and/or the Facility shall suffer irreparable injury not compensable by monetary damages and the Company, the Facility and their Affiliates shall be entitled to seek preliminary and permanent injunctive relief from any court of competent jurisdiction in addition to any other remedies available under this Agreement or at law or in equity. The Company, the Facility and/or the Affiliates shall be entitled to reasonable attorney's fees and other costs it or they may incur in connection with protecting their rights in the event of a breach as contemplated and provided herein.

     7.7  Bankruptcy.  The covenants and restrictions contained in this
          ----------
Section 7 shall not be applicable upon a final declaration of bankruptcy of the Company or the abandonment of the Facility by the Company which means the intentional giving up of the Facility by the Company and not the termination of operations or this Agreement as otherwise provided herein.

     7.8  Independent Covenant.  The restrictive covenants, particularly the
          --------------------
covenant not to compete on the part of the P.C. and Physicians, shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claims or cause of action of the P.C. or Physician against the Company or the Facility, whether based upon this Agreement or otherwise, shall not constitute a defense to or a repeal or cancellation of the enforcement by the Company, the Facility or the Affiliates of this covenant not to compete.


8.  CONFIDENTIALITY
    ---------------

     8.1  Confidential Information.  In the operation and development of
          ------------------------
existing renal dialysis facilities and implementing Dialysis Treatments and Services by the Company and its parent, Dialysis Corporation of America ("DCA") and the planning and development of the Company's and DCA's proposed businesses, the Company and DCA generate information and data which is and will be proprietary and confidential ("Confidential Information"), the disclosure of which would be extremely detrimental to the business of the Company and DCA and of great assistance to its competitors. The Confidential Information includes, but is not limited to:

          (a)  Development.  Data, plans and projections regarding the
               -----------
location, development and expansion of existing and proposed facilities;

          (b)  Marketing.  Market surveys, studies and analyses;
               ---------

          (c)  Services.  Information concerning the identities, locations and
               --------
qualifications of professionals and other persons presently, or prospectively to be, retained or employed by the Company or DCA;

          (d)  Suppliers, etc.  Information concerning the identities,
               --------------
locations, prices, costs and other terms of dealings with referral and reimbursement sources, suppliers, providers and supplier and provider organizations and entities; administrative and accounting procedures and policies and information about contractual and other arrangements and affiliations with any of the foregoing;

          (e)  Regulatory Matters.  Information concerning legislative,
               ------------------
administrative, regulatory and zoning requirements, bodies and officials;

          (f)  Records.  Medical, patient and personnel records;
               -------

          (g)  Data.  Statistical, financial, cost and accounting data;
               ----

          (h)  Patients.  Existing and prospective patient lists, names and
               --------
addresses; and

          (i)  Manuals.  Administrative, accounting, operations and procedures
               -------
manuals.

     8.2  Non-Disclosure.  The P.C. and Medical Director understand and agree
          --------------
that due to the highly competitive nature of the healthcare industry and the business of the Facility, the Company and DCA, disclosure of any of the Confidential Information would be extremely damaging to any and all of them. The P.C. and Medical Director agree that its, he and/or she will not use or divulge such Confidential Information without the prior written consent of the Company. The restrictions set forth in this Article 8 shall not apply to any part of the Confidential Information which (i) is or becomes generally available to the public or publicly known other than as a result of disclosure by the P.C. or Medical Director; (ii) becomes available to the P.C. or Medical Director on a nonconfidential basis from a source which is not itself breaching any non-disclosure or similar restrictive covenant; (iii) is disclosed pursuant to the requirement of a governmental agency or court of competent jurisdiction or as otherwise required under applicable law; or (iv) was known or available to the P.C. or Medical Director prior to the date of this Agreement without any obligation of confidentiality; provided as to this subparagraph (iv) such can be proved through written evidence.

     8.3  Remedies.  It is understood that any violation or breach of the
          --------
covenants and provisions of this Article 8 could cause the Company, the Facility and/or DCA irreparable injury not compensable by monetary damages, and the Company, the Facility and/or DCA and their Affiliates are entitled to such injunctive relief and any and all other remedies as provided in Section
7.6 of this Agreement.


9.  TERM
    ----

     9.1  Term.  The term of this Agreement shall commence on the Commencement
          ----
Date as provided in Section 9.2 and continue thereafter (unless sooner terminated as provided for in this Agreement) for an initial term of ten (10) years from such date ("Term").

     9.2  Commencement Date.  The Term of this Agreement shall commence
          -----------------
("Commencement Date") on the effective date of certification of the Facility as a Medicare-certified end-stage renal disease facility ("Certification"). If the Certification does not occur on or before 18 months following the date of this Agreement, then this Agreement shall be void and of no force and effect and neither party shall have any right or obligation hereunder.

     9.3  Renewal.  Provided the P.C. and the Medical Director have fulfilled
          -------
their obligations and responsibilities under this Agreement and have not defaulted or breached under the terms and conditions of the Agreement, then this Agreement is automatically renewed for five additional five year renewals provided P.C. or Company does not give the other party less than one (1) year written notification prior to the end of the Term or any partic-ular renewal period, of its intent to terminate at the expiration of the Term or such renewal period.


10.  CONTRACTUAL RELATIONSHIP
     ------------------------
     10.1  Independent Contractor.  The P.C. and any Medical Director shall,
           ----------------------
at all times, be independent contractors and not employees of the Company or the Facility, and the P.C. and any Medical Director shall not hold itself or the Physicians out as employees of the Company or the Facility. In further-ance thereof, the Company and Facility and P.C. covenant and agree that one is neither the employee, employer, principal or agent of the other, except that each of the P.C. and Medical Director is an independent contractor to the Company and the Facility. However, it is understood that nothing in this section or elsewhere in this Agreement shall be deemed not to subject the P.C. and Medical Director to the supervision of the executive management or the board of directors of the Company and the administrator of the Facility and to their directions and control, except such Physicians shall have independent control over the medical practice, and further that Medical Director and other physicians shall not be subject to company's supervision or control. Medical Director and other physicians shall not be questioned with respect to their medical diagnoses and recommended treatments, and they shall have unfettered discretion to treat patients within each physician's unlimited license to practice medicine.

     P.C. and all other Physicians understand and agree that personnel employed at the Facility are employees of the Company and are not to be considered or viewed as employees or servants of P.C. No demands or requests will be made or placed upon such employees for secretarial duties, patient scheduling, etc., other than for Dialysis Treatment as to be provided by the Facility.

     10.2  Obligations.  The P.C. and each Physician shall be liable for the
           -----------
payment or provision for payment of all their required withholding, social security and other taxes or benefits. It is further understood and agreed that there is no obligation on behalf of the Company or the Facility to provide to any Physician benefits such as but not limited to group health insurance, dental benefits, life insurance, etc.

     10.3  Withholding.  Neither the Company nor the Facility shall withhold,
           -----------
on behalf of the P.C. or any Physician, any sums for income tax, unemployment insurance, social security or any other withholding or benefit, all of which shall be the respective obligations of the P.C. or any Physician.

     10.4  Control.  Nothing in the Agreement is intended, and shall not be
           -------
construed, to create an employer/employee relationship, a partnership or a joint venture relationship. The interest of the Parties is to ensure that the Dialysis Treatments of and the Services to be performed for the Facility by the P.C. and the Physicians are rendered and performed in a competent, efficient and satisfactory manner and in accordance with this Agreement and all rules and regulations of the Facility.

     10.5  Governmental Review.  In the event the Internal Revenue Service or
           -------------------
any other governmental agency shall, at any time, question or challenge the independent contractor relationship between the Company and the P.C. or the Physicians, the Company, the P.C. and the Physician, upon receipt by either of them of notice from the Internal Revenue Service or any other governmental agency, shall promptly notify the other Parties and afford the other Parties the opportunity to participate in any discussion or negotiation with the Internal Revenue Service or other governmental agency, irrespective of whom or by whom such discussions or negotiations are initiated. The other Parties shall participate in any such discussions or negotiations to the extent permitted by the Internal Revenue Service or other governmental agency. The provisions of this Section 10.5 shall apply only to issues arising from the independent contractor relationship described herein and not to any other tax matter involving the Parties.


11.  TERMINATION
     -----------

     11.1  Termination Without Fault
           -------------------------

           11.1.1  Without cause. Company may terminate this agreement at any
                   -------------
time, without cause, upon fifteen (15) days written notice to the P.C., during the first twelve months from the commencement, or until any outstanding loans to the P.C. are paid in full, whichever is longer.

           11.1.2  Death.  This Agreement shall terminate upon the death of the
                   -----
Medical Director unless within thirty (30) days of the death of Medical Director, P.C. has appointed a substitute Medical Director, which is the obligation of P.C., approved by the Company, and such substitute Medical Director agrees to be bound by this Agreement and executes Exhibit 2.3.4.

           11.1.3  Disability.  If the Medical Director becomes mentally or
                   ----------
physically unable to perform the Services required under this Agreement for a continuous period of thirty (30) days, or if the P.C. or Medical Director is professionally disqualified so that it, he or she cannot adequately perform its, his or her duties and responsibilities as Medical Director, or is absent other than for a short illness or vacation or similar reason, and the P.C. fails to promptly appoint a substitute Medical Director, but no later than thirty (30) days from such occurrence, which is the obligation of P.C., approved by the Company, which substitute Medical Director agrees to be bound by this Agreement, such shall be deemed a breach of this Agreement, other than due to failure to perform based on mental or physical disability due to natural causes, which will not be deemed a breach but rather a basis for termination, and the Company may terminate this Agreement on thirty (30) days written notice. Any professional disqualification of the P.C. or the Medical Director or non-short term absence of the Medical Director hereby leaving the Facility without a qualified Medical Director acceptable to the Company, except due to disability or incompetence due to natural causes as opposed to conditions caused by the Medical Director, such as but not limited to drug abuse or alcoholism, and any conduct or omission to act by the P.C. or the Medical Director, that may be deemed unethical or subject the P.C. or the Medical Director to discipline or to professional disqualification by standards published from time to time by the Judicial Council of the American Medical Association, whether or not disciplinary action is taken, is a basis for the Company in its sole discretion to terminate the Agreement and shall be deemed a breach of this Agreement.

     11.2  Right to Terminate Upon Default.  Except as otherwise provided in
           -------------------------------
Section 11.1, a Party shall have the right as provided in this Section 11.2, to terminate this Agreement at any time upon the occurrence of any of the following events:

           11.2.1 In the event the P.C. or any of its appointed Physicians violates Sections 2.3.1, 2.3.3, 2.3.5, 7.2 or Article 8, the Company may terminate this Agreement immediately; and

           11.2.2 In the event a Party materially violates any other term or condition of this Agreement which violation is not cured within thirty (30) days after written notice to the breaching Party of such violation or if the violation cannot reasonable be cured within such thirty (30) days, the breaching party has not commenced within such thirty (30) days and thereafter diligently pursued action reasonably necessary to cure such violation, the other Party may terminate this Agreement.

     11.3  Loss of License; Force Majeure.  Either Party may terminate this
           ------------------------------
Agreement if:

           11.3.1 The license for the Facility or its certification to participate in the ESRD program is lost or suspended for ninety (90) days or longer not due to nor the fault of that Party seeking to terminate, after exhaustion of all hearings and appeal rights; or

           11.3.2 The Facility is not usable or reasonably relocatable within one hundred twenty (120) days due to fire, natural disaster, change of laws or Force Majeure or other cause beyond the Parties' control, and not due to nor the fault of that Party seeking to terminate.

     11.4  Cumulative Remedies.  The specific remedies provided in this
           -------------------
Agreement shall be in addition to and not in substitution for the rights and remedies which would otherwise be vested in the Parties under the Agreement, at law or in equity, all of which rights and remedies are specifically reserved by the Parties. Failure of a Party to exercise any remedy shall not constitute a waiver of the Party's rights for that default nor of any further or future default.


12.  GENERAL PROVISIONS
     ------------------

     12.1  Assignment.  The P.C. shall not assign, sell or transfer this
           ----------
Agreement, its obligations hereunder or any interest herein. This Agreement may be assigned in whole or in part by the Company.

     12.2  Governing Law.   This Agreement shall be deemed to have been made
           -------------
and shall be construed and interpreted in accordance with the laws of the State of Georgia, conflicts of law provisions notwithstanding.

     12.3  Severability.  If any term or provision of this Agreement or in
           ------------
the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement on the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of the Agreement shall be valid and enforceable to the fullest extent permitted by law.

     12.4  Integrated Agreement.  This Agreement constitutes the entire
           --------------------
understanding and agreement between the Parties concerning the subject matter hereof. This Agreement supersedes all prior written or oral agreements or understanding existing between the Parties concerning the subject matter hereof.

     12.5  Captions.  Captions contained in this Agreement are inserted only
           --------
as a matter of convenience and in no way define, limit, or extend the scope or intent of this Agreement or any provision hereof.

     12.6  Gender.  Any noun or pronoun used in this Agreement shall be
           ------
construed in masculine, feminine or neuter as its sense and use may require.

     12.7  Waivers and Amendments.  No waiver of any term, provision, or
           ----------------------
condition of this Agreement, whether by conduct or otherwise in any one or more instances, shall be deemed to be or construed as a further and continuing waiver of any such term, provision or condition of this Agreement. No amend-ment to any provision of this Agreement shall be effective unless in writing and signed by each Party.

     12.8  Notices.  All notices pursuant to this Agreement shall be in writing
           -------
and shall be given by hand delivery or by depositing said notices in the United States registered or certified mails, return receipt requested, addressed to a party at the addresses as provided in attached Exhibit 12.8, or to such other address as may hereafter be specified in writing by one Party notifying all other Parties in the manner set forth herein. All notices given in the manner prescribed in this Section shall be deemed properly served upon receipt.

     12.9  Access to Books and Records.  This Section is included herein
           ---------------------------
because of the possible application of Section 1861 (v) (1) (I) of the Social Security Act to this Agreement; if that section should not be found applicable to this Agreement under the terms of such section then this Section shall be deemed not to be a part of this Agreement and shall be null and void.

           12.9.1  P.C.  Until the expiration of four (4) years after the
                   ---
furnishing of Services pursuant to this Agreement, the P.C. shall make available upon written request of the Secretary of Health and Human Services or the United States Controller General or any of their duly authorized representatives, this Agreement, and any books, documents and records of the P.C. that are necessary to certify the nature and extent of costs incurred by the Company under this Agreement.

           12.9.2  Subcontractors.  If the P.C. carries out any of the duties
                   --------------
of this Agreement with a value of Ten Thousand Dollars ($10,000) or more over a twelve (12) month period through a subcontract with a related organization or person, such subcontract must be approved by the Company and must contain a clause similar to that set forth in Section 12.9.1 above.

     12.10  No Discrimination.  Each Party agrees that, in the performance of
            -----------------
this Agreement, services will be provided without discrimination toward any patients, employees, or other persons regardless of their race, creed, color or ethnic background. Both the Company and P.C. are equal opportunity employers. All Parties shall comply with all requirements and provisions of the Civil Rights Act of 1964, 42 U.S.C.A. Section 2000 et seq. and other applicable federal and state law.

     12.11  Recovery of Litigation Costs.  Subject to Articles 7 and 8 of this
            ----------------------------
Agreement, if any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     12.12  Confidentiality.  This Agreement and its terms and provisions shall
            ---------------
be kept confidential and shall not be disclosed to any other party, nor shall this Agreement or any part thereof be reproduced or summarized, except to the extent as required by law.

     12.13  Binding Agreement.  All of the terms and provisions of this
            -----------------
Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the Parties hereto, their respective legal representatives and their permitted successors and assigns.

     IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the day and year first above written.

SOUTH GEORGIA NEPHROLOGY, P.C.

   /s/ Andrew Queler

By:------------------------------------
   Name:  Andrew Queler, M.D
   Title: President


DCA OF HOMERVILLE, LLC

   /s/ Stephen W. Everett

By:------------------------------------
   Member: Dialysis Corporation Of America
   Name:   Stephen Everett
   Title:  President

It is understood that if Andrew Queler opts out of his contract with SG Nephrology within the first year that his medical directorship obligations will be similarly limited to 6 months notice.

                                                 A.Q.

                             EXHIBIT 2.3.1

                 LITIGATION AND PROFESSIONAL DISCIPLINE

                             EXHIBIT 2.3.4

                           MEDICAL DIRECTOR

I, Andrew Queler, M.D., Medical Director of DCA of South Georgia, LLC

In order to induce the Company to execute this Agreement, to appoint the undersigned as Medical Director and to permit the undersigned to assist in providing Dialysis Treatments and Services; in consideration of the amounts to be paid as provided in this Agreement to P.C.; and intending to be legally bound hereby, the undersigned agrees to be bound personally by the Agreement, including the restrictions set forth in Article 7 of this Agreement.


Date: 10/27/00                ------------------------------------
                              Andrew Queler, M.D.


ACKNOWLEDGED and AGREED
this 25th day of October, 2000

DCA of South Georgia, LLC

   /s/ Stephen W. Everett

By:--------------------------------

                             EXHIBIT 4.1

                             COMPENSATION

     For P.C.'s services under this Medical Director Agreement, the Company will pay the P.C. Ten Thousand ($10,000.00) Dollars per Agreement Year; or Eight Hundred Thirty Three ($833.00) Dollars per month.

     The P.C.'s Compensation shall be renegotiated in good faith on or about the end of each Agreement Year and shall be competitive with the national standard in the industry and shall consider workload at the Facility. Failure to reach an acceptable renegotiated Compensation shall not be deemed a breach of nor a basis for termination of this Medical Director Agreement.

                             EXHIBIT 7.1.2

                  EXCLUSIONS FROM RESTRICTED ACTIVITY

None

                             EXHIBIT 7.1.3

               Facilities Excluded From Restricted Area:


See Exhibit 7.1.2

                             EXHIBIT 12.8
                               NOTICES

To Company:          DCA of Homerville, LLC
                     c/o Dialysis Corporation of America - Member
                     27 Miller Avenue, Suites 2 & 3
                     Lemoyne, PA 17043
                     Attn: Stephen W. Everett, President

With a copy to:      Lawrence E. Jaffe, Esq.
                     777 Terrace Avenue
                     Hasbrouck Heights, NJ 07604

To P.C.:             South Georgia Nephrology, P.C.


                     Attn: Dr. Andrew Queler

With a copy to: